Exhibit 99.2

INTERDIGITAL CONCLUDES STRATEGIC ALTERNATIVES REVIEW PROCESS

Board Affirms and Expands Business Strategy to Include Patent Sales and Licensing Partnerships
$800 Million Sustainable Annual Revenue Opportunity in Three to Five Years
Company to Hold Conference Call at 5:30 p.m. ET, January 23, 2012

KING OF PRUSSIA, PA — January 23, 2012 — InterDigital, Inc. (NASDAQ: IDCC) today announced that its Board of Directors has concluded its review of strategic alternatives for the company. Following a comprehensive process, the Board determined that it was in the best interests of the company and its shareholders to execute on the company’s business plan and to expand the plan to include patent sales and licensing partnerships.

“We entered into the review of strategic alternatives from a position of strength, in terms of both our patent portfolio and our balance sheet,” commented Terry Clontz, Chairman of InterDigital’s Board of Directors.  “The process over the past six months, although not resulting in an offer for the whole of the company, has helped to reaffirm our belief in the breadth and depth of the patent portfolio, the strength of the R&D team, and our technology vision for the future.  The Board believes the company and its shareholders are best served by our continued focus on the development of wireless technologies, and the monetization of those assets through vigorous and comprehensive patent licensing and sales efforts.”

Over the past three decades, InterDigital’s R&D team has developed fundamental wireless technologies that have shaped the cellular industry and has built a portfolio of over 19,500 patents and patent applications as of December 31, 2011 — one of the largest portfolios of cellular-related patents in the wireless industry. Moreover, InterDigital’s inventions are used in every cellular device that ships today. As of December 31, 2011, the company has disclosed to the European Telecommunications Standards Institute approximately 50 percent of its worldwide patents and patent applications based on the company’s belief, at the time of disclosure, that these patents are or may be or may become essential to wireless communications standards.

Furthermore, InterDigital’s substantial portfolio of patented inventions continues to grow. During 2011, the company filed approximately 140 new patent applications with the U.S. patent office, covering its inventions related to the next generation of advanced wireless networks. The company was also granted approximately 170 new U.S. patents and approximately 1,000 non-U.S. patents in 2011, positioning it as one of the leading inventors in wireless technology.

Based on its strength in innovation, the company has received nearly $3 billion in royalties from 2G and 3G licenses through December 31, 2011. Furthermore, industry analysts estimate that only one-third of the total expected 3G devices have been shipped to date. The company believes that the accelerating shipments of LTE devices, combined with InterDigital’s position as one of the leading LTE patent holders, sets the stage for the company’s licensing program for LTE to be the strongest in its history.

InterDigital’s President and Chief Executive Officer, William J. Merritt, added, “I strongly believe that we can substantially enhance the value of the enterprise through our continued successful execution of our 3G licensing program and the addition of royalties from our very strong LTE portfolio. Moreover, we have identified potential opportunities to further enhance value through targeted sales and/or partnering arrangements involving portions of our large and growing patent portfolio. For example, we have a strong and largely unlicensed mobile infrastructure patent portfolio that we believe could generate significant third party interest in terms of a sale or licensing partnership. Similarly, we believe we have asubstantial number of 3G and LTE terminal unit patents that are not necessary to drive our core terminal unit licensing business but could be of significant interest to third parties, again in terms of sales or licensing partnerships. In light of the outlook for market growth in 3G and 4G handsets, our deep and growing patent portfolio, our world class licensing team, and our leading team of engineers, the company’s long-term compensation will be tied to our business generating sustainable annual revenue of at least $800 million in three to five years, which, if realized, is also expected to drive substantial growth in free cash flow.”

Investor Conference Call

InterDigital® will host a conference call on Monday, January 23, 2012 at 5:30 p.m. Eastern Time to discuss its business strategy and other company matters. For a live Internet webcast of the conference call visit www.interdigital.com and click on the link to the Live Webcast on the homepage. The company encourages participants to take advantage of the Internet option.

For telephone access to the conference call, please dial (888) 221-9584 within the U.S. or (913) 312-0710 from outside the U.S. by 5:20 p.m. ET on January 23 and ask the operator for the InterDigital Investor Call.

An Internet replay of the conference call will be available on InterDigital’s web site in the Investor Relations section. In addition, a telephone replay will be available from 9:00 p.m. ET February 23 through 9:00 p.m. ET January 28. To access the recorded replay, call (888) 203-1112 or (719) 457-0820 and use the replay code 5524900.

About InterDigital

InterDigital develops fundamental wireless technologies that are at the core of mobile devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks and a richer multimedia experience years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading wireless companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include information regarding the company’s current beliefs, plans and expectations, including, without limitation (i) the Board’s belief that the company and its shareholders are best served by the company’s continued focus on the development of wireless technologies, and the monetization of those assets through vigorous and comprehensive patent licensing and sales efforts; (ii) industry analyst estimations that only one-third of the total expected 3G devices have been shipped to date; (iii) the company’s belief that accelerating shipments of LTE devices, combined with InterDigital’s position as one of the leading LTE patent holders, sets the stage for the company’s licensing program for LTE to be the strongest in its history; (iv) the company’s belief that it can substantially enhance the value of the enterprise through the continued successful execution of its 3G licensing program and the addition of royalties from its very strong LTE portfolio; (v) the company’s belief that its strong and largely unlicensed mobile infrastructure patent portfolio could generate significant third party interest in terms of a sale or licensing partnership; (vi) the company’s belief that it has a substantial number of 3G and LTE terminal unit patents that are not necessary to drive its core terminal unit licensing business and could be of significant interest to third parties; and (vii) the plan to tie the company’s long-term compensation to its business generating sustainable annual revenue of at least $800 million in three to five years, and the expectation that if such revenue is realized it will drive substantial growth in free cash flow. Words such as “intends,” “expects,” “projects,” “believes,” “plans,” “may,” or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, but not limited to (i) the market relevance of our technologies; (ii) changes in the needs, availability, pricing and features of competitive technologies as well as those of strategic partners or consumers; (iii) unanticipated technical or resource difficulties or delays related to further development of our technologies; (iv) our ability to leverage or enter into new customer agreements, strategic relationships or complementary investment opportunities on acceptable terms; (v) our ability to enter into additional patent license agreements on expected terms, if at all; (vi) our ability to enter into sales and/or licensing partnering arrangements for non-core portions of our patent assets; (vii) whether we have sufficient financial assets and/or cash flows; (viii) unfavorable outcomes in patent disputes and the expense of defending our intellectual property rights; (ix) changes in the market share and sales performance of our primary licensees, and any delay in receipt of quarterly royalty reports or payments from our licensees; (x) our continued ability to attract and retain talented licensing professionals and engineers; (xi) changes in accounting rules related to revenue recognition; and (xii) changes or inaccuracies in market projections. The company undertakes no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

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Media Contact:	Investor Contact:
Jack Indekeu Email: jack.indekeu@interdigital.com	Janet Point Email: janet.point@interdigital.com

+1 (610) 878-7800	+1 (610) 878-7800